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                    MORGAN STANLEY HIGH YIELD SECURITIES INC.

                              ARTICLES OF AMENDMENT

     MORGAN STANLEY HIGH YIELD SECURITIES INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: The Corporation desires to, and does hereby, amend its Articles of Amendment and Restatement, as amended and supplemented and as currently in effect (the "Charter") pursuant to Section 2-309(e) of the Maryland General Corporation Law (the "MGCL") to effect a reverse stock split of the issued and outstanding shares of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class I Common Stock, each a separate class of Common Stock of the Corporation such that:

     (i) every ten (10) shares of Class A Common Stock of the Corporation, par value $0.01 per share, which are issued and outstanding immediately prior to the time at which these Articles of Amendment become effective (the "Effective Time") shall, at the Effective Time, be combined and changed into one (1) issued and outstanding share of Class A Common Stock of the Corporation, par value $0.10 per share;

     (ii) every ten (10) shares of Class B Common Stock of the Corporation, par value $0.01 per share, which are issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be combined and changed into one
(1) issued and outstanding share of Class B Common Stock of the Corporation, par value $0.10 per share;

     (iii) every ten (10) shares of Class C Common Stock of the Corporation, par value $0.01 per share, which are issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be combined and changed into one
(1) issued and outstanding share of Class C Common Stock of the Corporation, par value $0.10 per share;

     (iv) every ten (10) shares of Class I Common Stock of the Corporation, par value $0.01 per share, which are issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be combined and changed into one
(1) issued and outstanding share of Class I Common Stock of the Corporation, par value $0.10 per share;

     (v) fractional shares of Class A Common Stock of the Corporation, par value $0.10 per share, Class B Common Stock of the Corporation, par value $0.10 per share, Class C Common Stock of the Corporation, par value $0.10 per share, and Class I Common Stock of the Corporation, par value $0.10 per share, resulting from such combination and change (involving less than ten (10) shares of such class of Common Stock) will be and remain issued and outstanding following the Effective Time;

     (vi) shares of Class A Common Stock of the Corporation, Class B Common Stock of the Corporation, Class C Common Stock of the Corporation and Class I Common Stock of the Corporation representing the difference between the number of shares of such class of Common Stock issued and outstanding immediately prior to the Effective Time and the number of shares of such class of Common Stock issued and outstanding immediately following the Effective Time, shall be and become authorized and unissued shares of such class of Common Stock having a par value of $0.10 per share; and

     (vii) immediately upon the Effective Time, each certificate representing shares of Class A Common Stock of the Corporation, Class B Common Stock of the Corporation, Class C Common Stock of the Corporation and Class I Common Stock of the Corporation will continue to be valid but will be deemed for all corporate purposes after the Effective Time, until such certificate is surrendered in accordance with procedures established by the Corporation, to evidence ownership of the appropriately reduced number of shares of such class of Common Stock of the Corporation and upon proper surrender of such certificates, new certificates representing the appropriate number of shares (including fractional shares) of such class of Common Stock after the combination and change described above will be issued by the Corporation.

     THIRD: The Corporation desires to and does hereby further amend its Charter pursuant to Section 2-605 of the MGCL to change the par value of each authorized share of Class A Common Stock of the Corporation, Class B Common Stock of the Corporation, Class C Common Stock of the Corporation and Class I Common Stock of the Corporation from $0.01 per share to $0.10 per share, effective as of the Effective Time.

     FOURTH: As of immediately before the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of Class A Common Stock of the Corporation, Class B Common Stock of the Corporation, Class C Common Stock of the Corporation and Class I Common Stock of the Corporation described in Article THIRD, the total number of shares of stock of all classes that the Corporation had authority to issue was two billion (2,000,000,000) shares of Common Stock, having an aggregate par value of twenty million dollars ($20,000,000) and designated and classified in the following classes:

                  NUMBER OF SHARES OF
                COMMON STOCK CLASSIFIED
NAME OF CLASS        AND ALLOCATED
-------------   -----------------------
Class A           500,000,000 shares
Class B           500,000,000 shares
Class C           500,000,000 shares
Class I           500,000,000 shares
TOTAL           2,000,000,000 SHARES

     FIFTH: As of the Effective Time, after giving effect to the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of Class A Common Stock of the Corporation, Class B Common Stock of the Corporation, Class C Common Stock of the Corporation and Class I Common Stock of the Corporation described in Article THIRD, the total number of shares of stock of all classes that the Corporation has


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authority to issue will continue to be two billion (2,000,000,000) shares of
Common Stock designated and classified in the classes described in Article FOURTH but by virtue of the change in the par value per share of the shares of the Class A Common Stock of the Corporation, the Class B Common Stock of the Corporation, the Class C Common Stock of the Corporation and the Class I Common Stock of the Corporation from $0.01 per share to $0.10 per share, the aggregate par value of the total number of shares of stock of all classes that the Corporation has authority to issue will be two hundred million dollars ($200,000,000).

     SIXTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment are for the purpose of effecting a reverse stock split that results in a combination of issued and outstanding shares of the Class A Common Stock of the Corporation, the Class B Common Stock of the Corporation, the Class C Common Stock of the Corporation and the Class I Common Stock of the Corporation and a change in the par value of the authorized shares of such classes of Common Stock, as expressly authorized in Sections 2-309(e) and 2-605 of the MGCL, respectively, to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors of the Corporation, without action by the stockholders.

     SEVENTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.

     EIGHTH: These Articles of Amendment shall be effective upon, and the Effective Time shall be, the later of June 19, 2009 or the time that the Department accepts these Articles of Amendment for record.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 17th day of June, 2009.

                                        MORGAN STANLEY HIGH YIELD
                                        SECURITIES INC.


                                        By: /s/ Randy Takian
                                            ------------------------------------
                                            Randy Takian
                                            President

ATTEST:


/s/ Mary E. Mullin
------------------------------------
Mary E. Mullin
Secretary

     THE UNDERSIGNED, President of MORGAN STANLEY HIGH YIELD SECURITIES INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                                        /s/ Randy Takian
                                        ----------------------------------------
                                        Randy Takian
                                        President